Exhibit 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into Inverness Medical Innovations, Inc.'s previously filed Registration Statement File Nos. 333-67392 and 333-74032.

/s/ Arthur Anderson LLP

Boston, Massachusetts

March 28, 2002